UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

4D Molecular Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39782	47-3506994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street #455
Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 505-2680

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FDMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

As of September 30, 2025, 4D Molecular Therapeutics, Inc. (the “Company”) estimates that it had approximately $372.2 million in cash, cash equivalents and marketable securities. This estimate of its cash, cash equivalents and marketable securities balance is preliminary and subject to completion of its financial closing procedures, including the completion of management’s reviews. Accordingly, the unaudited preliminary cash, cash equivalents and marketable securities balance set forth above reflects its preliminary estimate with respect to such information, based on information currently available to management, and may vary from its actual financial position as of September 30, 2025. Further, this preliminary estimate is not a comprehensive statement or estimate of its financial results or financial condition as of September 30, 2025.

Item 8.01	Other Events.

The contents of Item 2.02 above are also incorporated by reference into this Item 8.01.

On November 6, 2025, the Company announced positive interim 1.5- to 3.5-year data from the Phase 1/2 PRISM clinical trial evaluating 4D-150 in patients with wet age-related macular degeneration (“wet AMD”).

Interim Data from PRISM (Best Available as of Data Cutoff August 22, 2025):

Patient Cohort Overview

•	Phase 2b (n=30, all patients reached year 1.5):

•	Broad disease activity

•	Phase 2b subgroup: Recently diagnosed (n=15):

•	Broad disease activity diagnosed within 6 months of trial entry

•	This subgroup is most comparable to the cohort in the Phase 3 4FRONT clinical trials

•	Phase 1/2a (n=24, all patients have reached year 2):
•	Severe, recalcitrant disease activity

Maintained Visual Acuity and Sustained Control of Retinal Anatomy in All Cohorts

•	Consistent maintenance of visual acuity as measured by best corrected visual acuity through up to 2 years

•	Consistent control of retinal anatomy (central subfield thickness as measured on optical coherence tomography), with fewer fluctuations through up to 2 years

Treatment Burden Reduction: Sustained, Durable Disease Control with Fewer Anti-VEGF Injections Through Up to 2 Years

Patients maintained a consistent and clinically meaningful reduction in supplemental injections following 4D-150 both in year 1 and in follow-up through year 1.5 (Phase 2b cohort) and Year 2 (Phase 1/2a cohort).

Treatment Burden Reduction Following 4D-150 (Mean Supplemental Injections vs. Comparator)
Cohorts:	Through Year 1	Through Year 1.5 (Phase 2b) & Year 2 (Phase 1/2a)
Phase 2b1 Subgroup: Recently Diagnosed (Phase 3 comparable)	94%	92%
Phase 2b1: Broad	83%	82%
Phase 1/2a2: Severe, Recalcitrant	83%	79%

[1]	Compared to projected aflibercept 2mg Q8 weeks (Phase 3 comparator)
[2]	Compared to mean injections in prior 12 months

Durability Maintained Consistently Across 6-Month Intervals Through Up to 2 Years

Patients maintained a consistent and clinically meaningful reduction in supplemental injections in 6-month intervals following dosing with 4D-150, supporting durable disease control across all measured intervals through up to 2 years of follow-up.

Mean Supplemental Anti-VEGF Injections per Patient by 6-month Segments Post-4D-150
Cohorts:	0 to 6 Months Includes impact of 4D-150 & aflibercept loading dose(s)*	6 - 12 Months	12 - 18 Months	18 - 24 Months
Phase 2b Subgroup: Recently Diagnosed (Phase 3 comparable)	0.1	0.2	0.4	pending
Phase 2b: Broad	0.4	0.6	0.6	pending
Phase 1/2a: Severe, Recalcitrant	0.5	1.3	1.2	1.2

*	Week –1 in Phase 1/2a, Week –1 & 4 in Phase 2b

Consistent Dose Response on Treatment Burden Reduction Across All Cohorts Favors Phase 3 Dose (3E10 vg/eye) Compared to Lower Dose (1E10 vg/eye)

•	Phase 2b subgroup recently diagnosed (at 1.5 years): 92% vs. 77%

•	Phase 2b (at 1.5 years): 82% vs. 73%

•	Phase 1/2a (at 2 years): 79% vs. 69%

Safety Data for Phase 3 Dose (3E10 vg/eye, n=71):

•	4D-150 continues to be well tolerated:

•	Safety Endpoint – intraocular inflammation:

•

As previously reported, within approximately the first 6 months (28 weeks) post-4D-150 dosing, 2.8% (2 of 71) of patients had 4D-150-related 1+ (mild) intraocular inflammation (IOI) (SUN/NEI scales), which were transient 1+ vitreous cells noted at a single timepoint

•	Following the first 28 weeks post-4D-150 dosing, no new cases of inflammation with approximately 1.5 to more than 3.5 years of follow-up on all patients as of the data cutoff

•	99% (70 of 71) completed steroid prophylaxis taper on schedule

•	99% (70 of 71) remained completely off steroids

•	No 4D-150-related hypotony, endophthalmitis, vasculitis, occlusive/non-occlusive retinal vasculitis or choroidal effusions observed to date

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

4D MOLECULAR THERAPEUTICS, INC.

Date: November 6, 2025	By:	/s/ David Kirn
David Kirn, M.D. Chief Executive Officer